EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of China Digital TV Holding Co., Ltd. on Form S-8 of our report dated September 14, 2007 relating to the financial statements of China Digital TV Holding Co., Ltd., appearing in the prospectus of China Digital TV Holding Co., Ltd. pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended, for the year ended December 31, 2006.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, The People's Republic of China
March 25, 2008